Exhibit 10.01
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

CARDINAL HEALTH
National Logistics Center / Brokerage Logistics Center
AGREEMENT

“Company”:        Dexcom, Inc.

Company and Cardinal Health*, intending to be legally bound, agree as follows:

1.Company will utilize Cardinal Health’s National Logistics Center (NLC) located in Groveport, Ohio for its full product line, including Schedule II controlled substances, but excluding brokerage, until Cardinal Health includes brokerage in its sole discretion. If Cardinal Health includes brokerage, then Company will utilize Cardinal Health’s Brokerage Logistics Center (BLC), which is at the same location, for brokerage volume. For purposes of this Agreement, “brokerage” means certain product volume designated by Cardinal Health for distribution to certain of its retail chain pharmacy customers for self-distribution from their warehouses to their retail outlets.

2.Company will pay Cardinal Health a Redistribution Fee of [***] ([***]) basis points on the total volume of all products purchased by Cardinal Health for redistribution at the NLC or BLC from Company at the WAC in effect at the time of purchase for the first year of the agreement and [***] ([***]) basis points for each year thereafter.

3.The Redistribution Fee will be paid monthly within 30 days following receipt of invoice.

4.Company acknowledges and agrees that it is solely responsible for determining the treatment of the Redistribution Fee set forth above in any government price calculations such as “Average Manufacturer Price” or “AMP” (as defined in 42 U.S.C. § 1396r-8(k)(1) and 42 C.F.R. § 447.500 et seq., as may be amended from time to time), “Best Price” (as defined in 42 U.S.C. § 1396r-8(c)(1)(C) (relating to the definition of Best Price) and 42 C.F.R. §447.500 et seq., as may be amended from time to time), and the “Non-Federal Average Manufacturer Price” or “Non-FAMP” and “Federal Ceiling Price” or “FCP” (as such terms are defined in 38 U.S.C. § 8126(h)(5) and any applicable agreement between a pharmaceutical manufacturer and the Department of Veterans Affairs to implement the provisions of the Veterans Health Care Act of 1992, 38 U.S.C. § 8126, or the “VA Master Agreement”). Specifically, Company is solely responsible for determining the extent to which some or all of the Redistribution Fee might be deemed a “bona fide service fee” pursuant to 42 C.F.R. 447.502.

5.Company will be responsible for payment of any tax, duty, custom, surcharge or other fee imposed by any federal, state or local governmental authority with respect to the manufacture or distribution of any Company product for the purpose of recouping incremental healthcare expenditures or otherwise addressing a public health concern. In the event Cardinal Health is assessed by a governmental authority concerning the foregoing, Cardinal Health will notify Company of such amounts due and work in good faith to determine amount due within 30 days of notification. Any agreed upon amounts will be paid within 30 days of confirmation of amounts owed.

6.The Effective Date of this Agreement will be June 1, 2022. The Initial Term of this Agreement will be through May 31, 2025. After the Initial Term, this Agreement will be renewed annually for additional one-year terms unless either party notifies the other in writing at least 60 days prior to the expiration of the then-current term. Either party may terminate this Agreement for any reason with 90 days’ written notice to the other party.

7.Cardinal Health may, upon not less than 90 days’ notice to Company prior to the end of the then-current term, change the Redistribution Fee for the upcoming renewal term to take into account such factors, whether individually or in the aggregate, as Cardinal Health, in its sole discretion, deems material.

8.All terms and conditions of any prior agreement(s) between the parties remain in full force and effect.

For Company:	For Cardinal Health:

Signed: /s/ BRICE BOBZIEN	Signed: /s/ RYAN KLUCZYNSKI

Name: Brice Bobzien	Name: Ryan Kluczynski

Date: 5/17/2022	Date: 5/18/2022

* Cardinal Health” means the following affiliated operating companies: A+ Secure Packaging, LLC; Cardinal Health 3, LLC; Cardinal Health 104 LP; Cardinal Health 108, LLC; Cardinal Health 110, LLC; Cardinal Health 112, LLC; Cardinal Health P.R. 120, Inc.; The Harvard Drug Group, L.L.C. and any other subsidiary of Cardinal Health, Inc., an Ohio corporation ("Cardinal Health Parent"), as may be designated from time to time by Cardinal Health Parent.